Exhibit 10.111

Effective Date: January 31, 2016

Re:	Loan to Eos Petro, Inc.

Dear Mr. Linton:

Reference is made to a loan in the principal amount of $150,000 made on April 15, 2015 (the "Loan") from Clearview Partners II, LLC, a Delaware limited liability company ("Clearview") to Eos Petro, Inc. ("Eos," collectively referred to with Clearview as the "Parties").

You are hereby requested in this letter (this "Letter Agreement") to indicate your agreement to, and acknowledgement of, the following:  The Parties hereby agree that the maturity date of the Loan is extended to July 1, 2016.

Please acknowledge your agreement to, and acceptance of, the foregoing by signing this Letter Agreement below.  Please return a signed copy to the undersigned, it being agreed that this Letter Agreement may be executed in counterparts and signatures received by electronic transmission shall have the same effect as original signatures.

Sincerely,

NIKOLAS KONSTANT, signing in his individual capacity and as the CEO of Eos Petro, Inc., a Delaware corporation

/s/ Nikolas Konstant

ACKNOWLEDGED AND AGREED TO ON JANUARY 31, 2016 BY:

CLEARVIEW PARTNERS II, LLC, a Delaware limited liability company By: /s/ John Linton Name: John Linton Title: President